Exhibit 11

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
    (Millions of Dollars, Except Per Share Amounts, and Thousands of Shares)

                                                                                   Year Ended December 31,
                                                                          ---------------------------------------
                                                                             1997           1996           1995
                                                                          ---------      ---------      ---------


BASIC EARNINGS PER SHARE

    Net earnings.......................................................   $   301.5      $   402.6      $   270.4
    Dividends on preferred stock.......................................        17.4           17.4           17.4
                                                                          ---------      ---------      ---------
    Net earnings available to common stockholders......................   $   284.1      $   385.2      $   253.0
                                                                          =========      =========      =========

Average number of common shares outstanding............................     105,572        105,103        104,478
Average number of Class A common shares outstanding....................         374            390            411
                                                                          ---------      ---------      ---------
                                                                            105,946        105,493        104,889
                                                                          =========      =========      =========

Basic earnings per share:
    Before extraordinary items.........................................   $    3.53      $    4.57      $    2.41
    Extraordinary items................................................        (.85)          (.92)             -
                                                                          ---------      ---------      ---------
    Net basic earnings per share.......................................   $    2.68      $    3.65      $    2.41
                                                                          =========      =========      =========

DILUTED EARNINGS PER SHARE

    Net earnings used in calculating basic earnings per share..........   $   284.1      $   385.2      $   253.0
    Dividends applicable to dilutive preferred stock:
       Series A........................................................          .1             .1             .1
       Series B........................................................          .1             .1             .1
       Series C........................................................          .2             .2             .2
                                                                          ---------      ---------      ---------
    Income available to common shareholders plus
       assumed conversions.............................................   $   284.5      $   385.6      $   253.4
                                                                          =========      =========      =========

Average number of shares used in calculating basic earnings
    per share..........................................................     105,946        105,493        104,889
Effect of dilutive securities:
    Options............................................................         899            621            318
    Series A, B and C preferred stock..................................         706            729            764
                                                                          ---------      ---------      ---------
                                                                            107,551        106,843        105,971
                                                                          =========      =========      =========

Diluted earnings per share:
    Before extraordinary items.........................................   $    3.49      $    4.52      $    2.39
    Extraordinary items................................................        (.84)          (.91)             -
                                                                          ---------      ---------      ---------
    Net basic earnings per share.......................................   $    2.65      $    3.61      $    2.39
                                                                          =========      =========      =========


__________________

Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.

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